BOD – 2005 - #	Exhibit 10.11 _____ shares

CMGI, INC.

GRANT OF NON-STATUTORY STOCK OPTION

2005 Non-Employee Director Stock Option Plan

CMGI, Inc., a Delaware corporation (the “Company”), hereby grants to the person named below (the “Optionee”) an option to purchase shares of Common Stock, $0.01 par value per share, of the Company (the “Option”) pursuant to and subject to its 2005 Non-Employee Director Stock Option Plan, as amended from time to time (the “Plan”) (all such terms and conditions of the Plan being incorporated herein by reference as fully as if set forth herein, except if contrary or supplementary terms are set forth in this Grant of Non-Statutory Stock Option, in which case such terms shall take precedence over those in the Plan), exercisable on the following terms and conditions:

Name of Optionee:	[name]

Address:	[address]

Number of Shares:	[number]

Exercise Price per Share:	[exercise price]

Date of Grant:	[grant date]

Vesting:	This Option vests and becomes exercisable as to 1/36th of the number of shares subject to the option on each monthly anniversary date of the date of grant provided that the Optionee serves as a director on such monthly anniversary date. This Option shall not be exercisable with respect to any fractional shares. In no event shall any additional vesting take place after the Optionee ceases to serve as a director.

Expiration Date:	[ten years]

This Option shall be treated as a non-statutory option and shall not be entitled to special tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended.

By acceptance of this Option, the Optionee agrees to all of the foregoing terms and conditions and those terms and conditions set forth in the Plan. The Optionee hereby acknowledges receipt of a copy of the Plan.

CMGI, Inc.

By:
[Name]
[Title]

ACCEPTED AND AGREED TO: